Exhibit 4.3.5
FOURTH SHAREHOLDERS AMENDMENT AGREEMENT
Dated December 4, 2009
This Fourth Amendment Agreement is entered into between the parties signing below in relation to a Shareholders Agreement dated 17 September 2004 as amended by an Amendment Agreement dated 12 September 2007, a Second Amendment dated 30 November 2007, and a Third Amendment dated June, 2008, and entered into between all of the signatories hereto (or their predecessors-in-title) (hereinafter “Shareholders Agreement”).
By an agreement dated December 4, 2009, Redgate Media Group (the “Company”) agreed to issue up to 50,943 US$0.10 par value Class G Preference Shares in aggregate (“New Shares”) to the investors as listed on Schedule A hereto (the “Series G Investors”). It was a condition of the Series G Investor agreeing to subscribe for the New Shares that each of the shareholders and the Company (who, together with the Series G Investor, with the exception of the Series F Investors, are referred to herein as “Parties” and each a “Party”) have agreed to enter into this Fourth Amendment Agreement to the Shareholders Agreement so as to govern the terms upon which shares shall be held in the Company.
Terms and Expressions defined in the Shareholders Agreement shall, save where amended by the terms of this Fourth Amendment Agreement, have the same meaning herein. References to clause numbers shall mean the clause with such number in the Shareholders Agreement.
In consideration of the foregoing and of the mutual covenants and undertakings of the Parties, the Parties have agreed that the following amendments shall apply to the Shareholders Agreement with effect from the date hereof:
1.	At the “Background” section in paragraph (B) after the words “and the Series E Investors”, the following shall be added:
          “and the Series G Investors”
2.	At Clause 1.1, the definition of “Investors” shall be amended so that the words “and/or Series G Investors” shall be added at the end thereof.

3.	In Clause 5, the reference to “US$90,000,000” shall be deleted and replaced with “US$105,000,000”.

4.	At Clause 6.7, a new Clause 6.7.6 should be added to state the following:

          “6.7.6 the issuance of Preference Shares to those Series G Investors set forth on Schedule A to the Class G Preference Share Purchase Agreement dated December 4, 2009 and as amended (the “Purchase Agreement”) pursuant to the terms of that certain Purchase Agreement.”
5.	Clause 7.2(c) shall be amended to read as follows:

“The Series A Investors, the Series B Investors, the Series C Investors, the Series D Investors and the Series G Investors shall by majority vote be entitled to elect one Director while AsiaStar IT Fund L.P. continues to enjoy the right under Clause 7.2(b) to elect one Director, and shall be entitled to elect two Directors at such times as AsiaStar IT Fund L.P. no longer enjoy the rights to elect one Director under Clause 7.2(b).”

6.	In Clause 7.3, the following shall be added as new Sub-Clause 7.3(b):

“The Series G Investors shall be entitled to appoint a single observer for the purposes of meetings of the Board. Such observer shall be entitled to receive notices of such meetings pursuant to Clause 7.8 and the minutes thereof pursuant to Clause 7.11 subject to the observer’s confirming that they shall keep such information confidential and shall be subject to the some standard of duties as required by a Director in respect of its use of the same and provided further that such observer shall not be entitled to vote upon any matter considered at a board meeting and only contribute to the matters discussed at such meeting when invited to do so by a majority of the Board.”

7.	Clause 11.2(g) shall be amended to read as follows:

“The creation or issue of a new class of Shares having rights preference or privileges in parity with or in priority to the Series F or the Series G Preference Shares.”

8.	At Clause 20.13.2, a reference to “Series G Investors” shall be added, at the end of such clause and, the following wording shall be added:

Geier Holdings LLC	10 Gracie Square New York, NY 10028 USA Facsimile: +1.646.840.6720 Email: pgeier@geiergroup.com

Robert C. Wright	610 5th Avenue, Room 605 New York, NY 10020 USA Fax: +1.212.554.0749 Email: bwright@thlcapital.com

Fatboy Capital, LP	9611 North U.S. Highway 1 North, Box 390 Sebastian, Florida 32958 USA Facsimile: +1.973.426.0313 Email: djenkins@fatboycapital.com

Hyposwiss Private Bank Genève SA	7 rue des Alpes PO Box 1380 Geneva, Switzerland Facsimile: +41.22.716.36.45 Email: wolfgang.derungs@hyposwiss.ch

Malcolm John Jennings	109 Westhall Road Warlingham, Surrey CR6 9HG United Kingdom Facsimile: +44.20.7451.1489 Email: Malcolm.Jennings@perinvest.com

Nathalie Eliescaud	Flat 5, 86 Redcliffe Gardens SW10 9HH London, United Kingdom Telephone: +44.784.305.5146 Email: neliescaud@hotmail.com

John Pridjian	300 Inverness Drive La Canada Flintridge, CA 91011 USA Facsimile: +1.818.790.7520 Email: john.pridjian@wmfllc.com

Avatam, LLC.	c/o Louis Makilow 358 Broadway, Suite 305 Saratoga Springs, NY 12866 USA Facsimile: +1.518.587.7914 Email: lou@saratogawealth.com

Reginald Kufeld Brack, Jr.	12 Huntzinger Drive Greenwich, Connecticut 06831 USA Fax: +1.212.581.3120 Email: reg@regbrack.com

SG Private Banking (Suisse) SA	Rue de la Corraterie 6 Case postale 5022 CH-1211 Genève 11, Switzerland Fax: +41.22.819.04.03 Email:

Fahad Al-Mutawa	PO Box 579, 13006 Safat, Kuwait Fax: +965.2242.0361 Email: ffmutawa@hotmail.com
9.	At Schedule 2, the following shall be added at the end thereof:

Geier Holdings LLC	Class G	2,037.70
Robert C. Wright	Class G	1,273.56
Fatboy Capital, LP	Class G	1,500.00
Hyposwiss Bank	Class G	1,273.56
Malcolm John Jennings	Class G	425.37
Nathalie Eliescaud	Class G	1,273.56
John Pridjian	Class G	1,273.56
SG Private Banking (Suisse) SA	Class G	5,094.24
Avatam, LLC.	Class G	509.42
Fahad Al-Mutawa	Class G	509.42
Reginald Kufeld Brack, Jr.	Class G	509.42
10.	The parties all hereto acknowledge that a joinder agreement may be executed by the Company and such Series G Investors who purchase the Company’s New Shares after the date hereof, without the requirement that any of the current shareholders re-execute this Shareholders Agreement. Such joinder agreement will specify that the Series G Investors are a party to all of the rights and obligations set forth in the Shareholders Agreement.
Save as set out herein, the Shareholders Agreement shall remain in full force and effect and unamended.

In witness whereof the Parties have executed this Fourth Amendment Agreement on the date abovementioned.

SIGNED BY	)
Peter B. Brack	)	/s/ Peter B. Brack
FOR AND ON BEHALF OF	)
REDGATE MEDIA GROUP	)	[company seal]
in the presence of Robert W.H.S. Yung	)	/s/ Robert W.H.S. Yung

SIGNED SEALED AND DELIVERED BY	)
ZHU YING	)	/s/ Zhu Ying
in the presence of Xu Min	)	/s/ Xu Min

SIGNED SEALED AND DELIVERED BY	)
YIN YEE JENNY SHING	)	/s/ Yin Yee Jenny Shing
in the presence of Robert W.H.S. Yung	)	/s/ Robert W.H.S. Yung

SIGNED SEALED AND DELIVERED BY	)
PETER BUSH BRACK	)	/s/ Peter Bush Brack
in the presence of Robert W.H.S. Yung	)	/s/ Robert W.H.S. Yung

SIGNED SEALED AND DELIVERED BY	)
PAUL JOHN PHEBY	)	/s/ Paul John Pheby
in the presence of Cherie Wan	)	/s/ Cherie Wan

SIGNED SEALED AND DELIVERED BY	)
JULIE CHRISTINE PETER	)	/s/ Julie Christine Peter
in the presence of Edouaro Peter	)	/s/ Edouaro Peter

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK JR.	)	/s/ Reginald Kufeld Brack Jr.
in the presence of Peter B. Brack	)	/s/ Peter B. Brack

SIGNED SEALED AND DELIVERED BY	)
AYAZ HATIM EBRAHIM	)	/s/ Ayaz Hatim Ebrahim
in the presence of Leung Yee Man	)	/s/ Leung Yee Man

SIGNED SEALED AND DELIVERED BY	)
Philip Henry Geier Jr.	)	/s/ Philip Henry Geier Jr.
GEIER HOLDINGS LLC	)
in the presence of Alicia Hall	)	/s/ Alicia Hall

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK III	)	/s/ Reginald Kufeld Brack III
in the presence of Jill Brack	)	/s/ Jill Brack

SIGNED SEALED AND DELIVERED BY	)
RUPERT JAMES PURSER	)	/s/ Rupert James Purser
in the presence of Robby Yung	)	/s/ Robby Yung

SIGNED SEALED AND DELIVERED BY	)
PAUL JUSTIN HALLETT	)	/s/ Paul Justin Hallett
in the presence of Nick Fletcher	)	/s/ Nick Fletcher

SIGNED SEALED AND DELIVERED BY	)
YANG CHA	)	/s/ Yang Cha
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
Jerry Sze	)	/s/ Jerry Sze
FOR AND ON BEHALF OF	)
ASIASTAR IT FUND, L.P.	)
in the presence of Serena He	)	/s/ Serena He

SIGNED SEALED AND DELIVERED BY	)
LAU YAT FAN	)	/s/ Lau Yat Fan
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
Ahmed Al-Saleh	)	/s/ Ahmed Al-Saleh
FOR AND ON BEHALF OF	)
UNI-ASIA LIMITED	)
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
HARMIR REALTY CO, LP	)
in the presence of Joan Steinberg	)	/s/ Joan Steinberg

SIGNED SEALED AND DELIVERED BY	)
Michael Steinberg	)	/s/ Michael Steinberg
FOR AND ON BEHALF OF	)
MICHAEL A. STEINBERG & CO., INC. PROFIT	)
SHARING TRUST	)
in the presence of Joan Steinberg	)	/s/ Joan Steinberg

SIGNED SEALED AND DELIVERED BY	)
Abdulaziz Al-Nafisi	)	/s/ Abdulaziz Al-Nafisi
FOR AND ON BEHALF OF	)
SALHIA REAL ESTATE COMPANY K.S.C.	)
in the presence of Nadia Alawi	)	/s/ Nadia Alawi

SIGNED SEALED AND DELIVERED BY	)
GHAZI AL-NAFISI	)	/s/ Ghazi Al-Nafisi
in the presence of Nadia Alawi	)	/s/ Nadia Alawi

SIGNED SEALED AND DELIVERED BY	)
ANWER A.D.A ALUSAIMI	)	/s/ Anwer A.D.A. Alusaimi
in the presence of Abdulaziz Al-Nafisi	)	/s/ Abdulaziz Al-Nafisi

SIGNED SEALED AND DELIVERED BY	)
ABDULAZIZ AL-NAFISI	)	/s/ Abdulaziz Al-Nafisi
in the presence of Nadia Alawi	)	/s/ Nadia Alawi

SIGNED SEALED AND DELIVERED BY	)
JOHN PRIDJIAN	)	/s/ John Pridjian
in the presence of Queenie Yung	)	/s/ Queenie Yung

SIGNED SEALED AND DELIVERED BY	)
John Pridjian	)	/s/ John Pridjian
SWAN STREET PARTNERS, LLP	)
in the presence of Queenie Yung	)	/s/ Queenie Yung

SIGNED SEALED AND DELIVERED BY	)
ROBERT C. WRIGHT	)	/s/ Robert C. Wright
in the presence of Christine King	)	/s/ Christine King

SIGNED SEALED AND DELIVERED BY	)
David Jenkins	)	/s/ David Jenkins
FATBOY CAPITAL, LP	)
in the presence of Margrit Thomassen	)	/s/ Margrit Thomassen

SIGNED SEALED AND DELIVERED BY	)
NATHALIE ELIESCAUD	)	/s/ Nathalie Eliescaud
in the presence of Audrea Coda	)	/s/ Audrea Coda

SIGNED SEALED AND DELIVERED BY	)
JEAN RENE PERRETTE	)	/s/ Jean Rene Perrette
in the presence of Segolene Goillerez	)	/s/ Segolene Goillerez

SIGNED SEALED AND DELIVERED BY	)
MALCOLM JOHN JENNINGS	)	/s/ Malcolm John Jennings
in the presence of Christine Avis	)	/s/ Christine Avis

SIGNED SEALED AND DELIVERED BY	)
Thierry Mory	)	/s/ Thierry Mory
SG PRIVATE BANKING (SUISSE) SA	)
in the presence of Maurice Charbonnean	)	/s/ Maurice Charbonnean

SIGNED SEALED AND DELIVERED BY	)
Olivier Bunrus; Wolfgang Derungs	)	/s/ Olivier Bunrus; Wolfgang Derungs
HYPOSWISS PRIVATE BANK GENÈVE SA	)
in the presence of	)

SIGNED SEALED AND DELIVERED BY	)
Louis R. Malikow	)	/s/ Louis R. Malikow
AVATAM, LLC.	)
in the presence of Grphy A Franky	)	/s/ Grphy A Franky

SIGNED SEALED AND DELIVERED BY)
FAHAD AL-MUTAWA	)	/s/ Fahad Al-Mutawa
in the presence of CadGG	)	/s/ CadGG

Schedule A
The Series G Investors

Number of Class G Preference Shares	Investor
1,273.56	Nathalie Eliescaud
2,037.70	Geier Holdings LLC
1,273.56	Robert C. Wright
1,500.00	Fatboy Capital, LP
1,273.56	Hyposwiss Private Bank Genève SA
425.37	Malcolm John Jennings
1,273.56	John Pridjian
5,093.24	SG Private Banking (Suisse) SA
509.42	Avatam, LLC.
509.42	Fahad Al-Mutawa
509.42	Reginald Kufeld Brack, Jr.